EXHIBIT 32
Certifications of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act Of 2002
The undersigned, Robert E. Sulentic, Chief Executive Officer, and Emma E. Giamartino, Chief Financial Officer of CBRE Group, Inc. (the “Company”), hereby certify as of the date hereof, solely for the purposes of 18 U.S.C. §1350, that:
(i)the Quarterly Report on Form 10-Q for the period ended March 31, 2026, of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d), as applicable, of the Securities Exchange Act of 1934; and
(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: April 23, 2026	/s/ ROBERT E. SULENTIC
Robert E. Sulentic
Chair of the Board, President and Chief Executive Officer (Principal Executive Officer)

Date: April 23, 2026	/s/ EMMA E. GIAMARTINO
Emma E. Giamartino
Chief Financial Officer and Chief Investment Officer (Principal Financial Officer)
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.